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                                                                    EXHIBIT 99.1

                       AMERICAN INTERNATIONAL GROUP, INC.
                        CORPORATE GOVERNANCE GUIDELINES

1. INTRODUCTION

    The Board of Directors (the "Board") of American International Group, Inc. (together with its subsidiaries, "AIG"), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed this set of corporate governance guidelines ("Guidelines") to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to set forth a common set of expectations as to how the Board, its various committees, individual directors, and management should perform their functions. These Guidelines are designed with AIG's current business operations, ownership, capital structure, and economic conditions in mind.

II. ROLES OF BOARD AND MANAGEMENT

    The roles of the Board and management are related, but distinct. AIG's business strategy is implemented by its officers and other employees, under the direction of the chief executive officer ("CEO"). Management reports regularly to the Board on significant events, issues, and risks which may materially affect AIG's business or financial performance.

    The Board's function is one of oversight. The Board reviews and discusses reports by management with respect to AIG's performance, as well as significant issues facing AIG. In addition to its general oversight function, the Board, directly and through its committees, oversees AIG's business and management in accordance with these Guidelines.

III. BOARD COMPOSITION

    The size of the Board should balance the following goals:

     -- The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully.

     -- The composition of the Board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.

     -- A two-thirds majority of the Board shall consist of directors who are, under the New York Stock Exchange, Inc. ("NYSE") listing standards, "independent" in the business judgment of the Board ("Independent Directors").

IV. SELECTION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

    The Board is free to select its Chairman and the CEO in the manner it considers to be in the best interests of AIG at any given point in time. At the current time, the policy of the Board, reflected in the By-Laws, is that the role of Chairman should be separate from that of the CEO and the Chairman should be selected from the Independent Directors.

V. SELECTION OF DIRECTORS

    The Nominating and Corporate Governance Committee is responsible for recommending a slate of directors to the Board for election at the annual meeting of shareholders, or one or more nominees to fill vacancies occurring between annual meetings of shareholders.

    A.Nominations. The Board shall, based on the recommendations of the Nominating and Corporate Governance Committee, select nominees for the position of director considering the following criteria:

       --  High personal and professional ethics, values and integrity;

       --  Ability to work together as part of an effective, collegial group;

       --  Commitment to representing the long-term interests of AIG;

       -- Skill, diversity, background, and experience with businesses and other organizations that the Board deems relevant;

       -- The interplay of the individual's experience with the experience of other Board members, and the extent to which the individual would be a desirable addition to the Board and any committees of the Board; and

       -- Ability and willingness to commit adequate time to AIG over an extended period of time.

    B.Shareholder Nominations. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information to: Chairperson, Nominating and Corporate Governance Committee, c/o Secretary, American International Group, Inc., 70 Pine Street, New York, NY 10270.

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      The Nominating and Corporate Governance Committee shall give appropriate consideration to candidates for Board membership proposed by shareholders and shall evaluate such candidates in the same manner as other candidates identified to the Nominating and Corporate Governance Committee.

    C. Committee Evaluation. The Nominating and Corporate Governance Committee shall discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Nominating and Corporate Governance Committee shall also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, shall determine whether a nominee or appointee would be an Independent Director.

    D. Orientation. Management, working with the Board, will provide an orientation process for new directors, including background material on AIG, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional orientation sessions for directors on matters relevant to AIG, its business plan and risk profile.

VI. ELECTION, TERM AND RETIREMENT OF THE DIRECTORS

    Directors hold office until the AIG Annual Meeting of Shareholders next succeeding his or her election and until a successor is elected and qualified or until his or her earlier resignation or removal. The Board does not believe it should establish term limits or a mandatory retirement age.

VII. BOARD MEETINGS

    The Board currently plans at least four regular meetings each year, with further meetings to occur (or action to be taken by unanimous written consent), at the discretion of the Board.

    The agenda for each Board meeting will be prepared by the Chairman and CEO. Any director may suggest the inclusion of additional subjects on the agenda. The agenda for each committee meeting shall be established by the respective committee chairperson. Management will endeavor to provide all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions, the operations of the business and, in certain cases, it may not be desirable to circulate materials in advance of the meeting. Materials presented to the Board or its committees should be as concise as practicable but consistent with the need to provide the information needed for the directors to make an informed judgment and engage in informed discussion.

VIII. EXECUTIVE SESSIONS

    To ensure free and open discussion and communication among the non-management directors of the Board, the non-management directors will meet at least four times a year in executive sessions, with no members of management present. The non-management directors will designate the director who will preside at the executive sessions. Non-management directors who are not Independent Directors may participate in these executive sessions, but Independent Directors shall meet separately in executive session at least once per year.

IX. THE COMMITTEES OF THE BOARD

    A. Committees. The Board will have at least the following five committees:
       Audit Committee, Compensation Committee, Executive Committee, Finance Committee, and Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee must each have a written charter satisfying the rules of the NYSE. The Audit Committee must also satisfy the requirements of Securities and Exchange Commission ("SEC")
Rule 10A-3. Each committee chair will give a report periodically on his or her committee's activities to the Board.

    B. Composition of the Committees. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee will each be composed of at least three directors all of whom are, in the business judgment of the Board, Independent Directors. The required qualifications for the members of each committee are set out in the respective committee's charter. A director may serve on more than one committee for which he or she qualifies.

X.  BOARD RESPONSIBILITIES

    A. Management Succession. The Board shall review and consider the management succession plan, developed by the CEO, to ensure that future selections are appropriately considered. The principal components of this plan, on which the CEO will report at least annually to the Board, are:

        -- A proposed plan for CEO succession, both in an emergency situation and in the ordinary course of business; and

        -- The CEO's plan for management succession for the other policy-making officers of AIG.

    B. Evaluating and Approving Salary for the CEO. The Board, acting through the Compensation Committee, evaluates the performance of the CEO against AIG's goals and objectives and approves the compensation level of the CEO.

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    C. Compensation Programs. The Compensation Committee makes recommendations to the Board with respect to (1) AIG's general compensation philosophy,
       (2) the compensation programs applicable to senior executives of AIG and
       (3) other employee compensation.

    D. Board Compensation. The Nominating and Corporate Governance Committee shall periodically review and make recommendations to the Board regarding the form and amount of Board compensation. The Board shall set the form and amount of director compensation, taking into account the recommendations of the Committee. Only non-management directors shall receive compensation for services as a director. To create a direct linkage with corporate performance, the Board believes that a meaningful portion of a director's compensation should be provided and held in the common stock of AIG and other types of equity-based compensation.

    E. Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:

        --  legal or regulatory requirements;

        -- the materiality of the transaction to AIG's finance performance, risk profile or business;

        --  the terms of the transaction; or

        -- other factors, such as entry into a new business or a significant variation from AIG's strategic plan.

       To the extent that the Board determines it to be appropriate, the Board shall develop standards to be utilized by management in determining the types of transactions that should be submitted to the Board for review and approval or notification.

XI. EXPECTATIONS OF DIRECTORS

    The business and affairs of AIG shall be managed by or under the direction of the Board in accordance with Delaware law. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of AIG. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board's business.

    A. Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of committees of which they are members. Directors are expected to attend the annual meeting of shareholders.

    B. Participation in Meetings. Each director should be sufficiently familiar with the business of AIG, including its financial statements and capital structure, and the risks and the competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of AIG's business.

    C. Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to AIG. This duty of loyalty mandates that the best interests of AIG take precedence over any interests possessed by a director.

      AIG has adopted a Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. Directors should be familiar with the Code's provisions and should consult with AIG's counsel in the event of any issues that arise with respect to the matters set forth in the Code.

    D. Other Directorships. AIG values the experience directors bring from other boards on which they serve, but recognizes that those boards also present significant demands on a director's time and availability and may present conflicts and legal issues. Directors should advise the Chairman of the Nominating and Corporate Governance Committee and the CEO before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

    E. Contact with Management. All directors are invited to contact the CEO at any time to discuss any aspect of AIG's business. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the CEO and other members of the management in Board and committee meetings, or in other formal and informal settings.

      Further, the Board encourages management to, from time to time, bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

    F. Board Interaction with Institutional Investors and the Press. It is important that AIG speak to employees and outside constituencies with a single voice and that management serve as the primary spokesperson. If a situation does arise in which it seems necessary for a non-management director to speak on behalf of AIG, the director should consult with the CEO.

    G. Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director shall maintain the confidentiality of all information received in connection with his or her service as a director.

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XII. COMMUNICATIONS WITH THE BOARD OF DIRECTORS

    Security holders may communicate directly with one or more directors by writing to them c/o Secretary, American International Group, Inc., 70 Pine Street, New York, NY 10270.

XIII. EVALUATING BOARD PERFORMANCE

    The Board, acting through the Nominating and Corporate Governance Committee, shall conduct a self-evaluation at least annually to determine whether it is functioning effectively.

    The Nominating and Corporate Governance Committee shall periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively. The Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee shall each conduct an annual self-evaluation, as provided for in its respective charter.

XIV. RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

    In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board shall have the authority to retain and approve the fees and retention terms of its outside advisors.

Approved: June 16, 2005

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